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                                                                     EXHIBIT 3.3


                                    BYLAWS
                                      OF
                             L & B FINANCIAL, INC.

                                   ARTICLE I

                                    OFFICES

     1.1 Registered Office and Registered Agent. The registered office of L & B Financial, Inc. (the "Corporation") shall be located in the State of Texas at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     1.2 Other Offices. The Corporation may have other offices within or outside the State of Texas at such place or places as the Board of Directors may from time to time determine, as permitted by applicable law and regulation.

                                  ARTICLE II

                            STOCKHOLDERS' MEETINGS

     2.1 Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Texas as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     2.2 Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year within 120 days from the close of the Corporation's fiscal year at the hour of 11:00 a.m., or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

     2.3 Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, Chief Executive Officer, or by the President, or if neither the Chairman, the Chief Executive Officer, nor the President is present, by an Executive or Senior Vice President or such other officer as designated by the Board of Directors. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.


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     2.4   Special Meetings.  Special meetings of the stockholders for any purpose may be called at any time in the manner provided in the Corporation's Articles of Incorporation, which are incorporated herein with the same effect as if they were set forth herein.

     2.5   Notice.

           (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days and not more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned and if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned, unless a new record date is fixed therefor, other than an announcement at the meeting at which such adjournment is taken.

           (b) At least ten day and not more than sixty days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting.

     2.6 Voting List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting. The list shall be kept open at the time and place of such meeting for the inspection of any stockholder.

     2.7   Quorum.  Except as otherwise required by law:

           (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote on that matter at such meeting.

           (b) With respect to any other matter other than the election of directors, the votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to transact business.

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     2.8   Voting of Shares.

           (a) Except as otherwise provided by these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

           (b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

     2.9   Closing of Transfer Books and Fixing Record Date.   For the purpose
of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any distribution by the Corporation or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days preceding such meeting. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least ten days immediately preceding such meetings. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

     2.10 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     2.11 Waiver of Notice. Whenever any notice is required to be given to any stockholder, a waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

     2.12 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contraty, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which

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those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     2.13 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee. Shares standing in the name of a receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     2.14 Stockholder Proposals. Stockholder proposals shall be made in accordance with the provisions of the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     2.15 Inspectors. For each meeting of stockholders, the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall conduct the voting in each election of directors and, as directed by the Board of Directors or chairman of the meeting, the voting on the matters voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.

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                                  ARTICLE III

                                 CAPITAL STOCK

     3.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chief Executive Officer, the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or any employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

           (a) that the Corporation is organized under the laws of the State of Texas;

           (b) the name of the person to whom issued;

           (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

           (d) the par value of each share represented by such certificate.

     3.2   Transfers.

           (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

           (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     3.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof,

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except as expressly provided below or by the laws of the State of Texas. The
Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.

     3.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock,another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

     3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by Chief Executive Officer or the President of the Corporation.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

     4.1 Number and Powers. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. The Board of Directors shall consist of eight persons as of the effective date of these Bylaws. Directors need not be residents of the State of Texas. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. At the first annual meeting of stockholders following the effective date of these Articles of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting; and, as to directors of each class, when their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual

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meeting of stockholders and when their respective successors are elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     4.2 Change of Number. The number of directors may at any time be increased or decreased by a vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors, as such terms are defined in the Articles of Incorporation, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.3 and 4.4 hereunder.

     4.3 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     4.4 Removal of Directors. Directors may be removed in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     4.5 Regular Meetings. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Texas, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

     4.6   Special Meetings.

           (a) Special meetings of the Board of Directors may be called at any time by the Chairman, the Chief Executive Officer, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by at least one days' service of the same by facsimile or personally, and by at least three days' service when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage prepared, or when delivered to the telegraph company if sent by telegram. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

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           (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     4.7 Quorum. A majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation, shall be necessary at all meetings to constitute a quorum for the transaction of business.

     4.8 Waiver of Notice. Attendance of a director at a meeting of directors shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

     4.9 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.10 Executive, Audit and Other Committees. Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending the sale, lease or exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending a voluntary dissolution or a revocation thereof, or amending these Bylaws. An Audit Committee may be appointed by a resolution approved by a majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation, and at least a majority of the members of the Audit Committee shall be directors who are not also officers of the Corporation. The Audit Committee shall recommend independent auditors to the Board of Directors annually and shall review the Corporation's budget, the scope and results of the audit performed by the Corporation's independent auditors and the Corporation's system of internal control with management and such independent auditors, and such other duties as may be assigned to such Committee. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the

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office of the Corporation.  The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.11 Remuneration. Directors, as such, may receive a stated salary for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board. Members of standing or special committees may be allowed like compensation for attending committee meetings.

     4.12 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

     4.13 Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or identify each other at the meeting.

     4.14 Nominations. Nominations of candidates for election as directors at any annual meeting of stockholders shall be made in the manner set forth in the provisions of the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

                                   ARTICLE V

                                   OFFICERS

     5.1 Designations. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may designate, each of whom shall be elected by a majority vote of the Board of Directors for one year at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Corporation may require. Any two or more offices may be held by the same person.

     5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize and determine. In the absence of action of the Board of Directors, the officers shall have such powers and duties as may be provided in these Bylaws and as generally pertain to their respective offices.

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     5.3  Delegation.  In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any directors or other person whom it may select.

     5.4 Vacancies. Vacancies in any office arising from any cause may be filled by a vote of a majority of the Whole Board of Directors, as such term is defined in the Articles of Incorporation, at any regular or special meeting of the Board.

     5.5 Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     5.6 Term; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Whole Board of Directors, as such term is defined in the Corporation's Articles of Incorporation, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                                   ARTICLE VI

                             DIVIDENDS AND FINANCE

     6.1 Dividends. Subject to the conditions and limitations imposed by law and regulation, dividends may be declared by the Board of Directors and paid by the Corporation.

     6.2 Reserves. There may be set aside out of the net earnings of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies or for any other proper purpose.

     6.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such financial institution or financial institutions or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

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                                  ARTICLE VII

                                    NOTICES

     Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.


                                 ARTICLE VIII

                                     SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                                  ARTICLE IX

                               BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


                                   ARTICLE X

                           FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 30th day of June each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

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          (b)  The Savings Bank shall indemnify any person who is a director, agent, officer, employee or agent of the Savings Bank to the extent set forth in the Savings Bank's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

          (c) A blanket indemnity bond, as required by law, covering all officers, employees and any director of the Savings Bank when performing the duty of an employee or officer shall be maintained by the Savings Bank, which is satisfactory to the Savings and Loan Commissioner of the State of Texas.

                                  ARTICLE XII

                                  AMENDMENTS

     These Bylaws may be altered amended or repealed only in the manner set forth in the Savings Bank's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

                                 ARTICLE XIII

                                 SEVERABILITY

     If a final judicial determination is made or an order is issued by a court or government regulatory agency having jurisdiction that any provision of these Bylaws is unreasonable or otherwise unenforceable, such provisions shall not be rendered void, but shall be deemed amended to apply to the maximum extent as such court or government regulatory agency may determine or indicate to be reasonable. If, for any reason, any provision of these Bylaws shall be held invalid, such invalidity shall not affect any other provision of these Bylaws not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of these Bylaws shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of these Bylaws shall, to the full extent consistent with law, continue in full force and effect.

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